Exhibit 5.01

300 North LaSalle
Chicago, Illinois 60654	Facsimile:
(312) 862-2200
(312) 862-2000

www.kirkland.com

December 14, 2016

NRG Energy, Inc.
     and the Guarantors set forth on Exhibits A, B, C, D, E, F and G

804 Carnegie Center
Princeton, New Jersey 08540

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special legal counsel to NRG Energy, Inc., a Delaware corporation (the “Issuer”), the Delaware entities set forth on Exhibit A hereto (the “Delaware Guarantors”), the California entity set forth on Exhibit B hereto (the “California Guarantor”), the New York entities set forth on Exhibit C hereto (the “New York Guarantors”), the Texas entities set forth on Exhibit D hereto (the “Texas Guarantors”), the Minnesota entity set forth on Exhibit E hereto (the “Minnesota Guarantor”), the Oregon entity set forth on Exhibit F hereto (the “Oregon Guarantor”), and the Vermont entity set forth on Exhibit G hereto (the “Vermont Guarantor,” and together with the Delaware Guarantors, the California Guarantor, the New York Guarantors, the Texas Guarantors, the Minnesota Guarantor and the Oregon Guarantor, the “Guarantors”). The Guarantors and the Issuer are collectively referred to herein as the “Registrants.”  This opinion letter is being delivered in connection with the proposed registration of $1,000,000,000 in aggregate principal amount of the Issuer’s 7.25% Senior Notes due 2026 (the “Exchange Notes”) pursuant to a Registration Statement on Form S-4 (as supplemented or amended, the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on December 14, 2016, under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement is being filed in accordance with a Registration Rights Agreement entered into by the Issuer, the Guarantors and certain initial purchasers on May 23, 2016, the Exchange Notes are being offered in exchange for $1,000,000,000 7.25% Senior Notes due 2026 issued by the Issuer on May 23, 2016 (the “Old Notes”) through a private placement exempt from the registration requirements of the Securities Act.

The obligations of the Issuer under the Exchange Notes will be guaranteed by the Guarantors (the “Guarantees”).

The Exchange Notes are to be issued pursuant to the Indenture (the “Base Indenture”), dated as of May 23, 2016, among the Issuer and Delaware Trust Company (successor in interest to Law Debenture Trust Company of New York), as trustee (the “Trustee”), as supplemented by the Supplemental Indenture, dated as of May 23, 2016, among the Issuer, the guarantors party thereto and the Trustee (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”).

In connection with issuing this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) resolutions of the Registrants with respect to the issuance of the Exchange Notes and the Guarantees, (ii) organizational documents of the Registrants, (iii) the Indenture and (iv) the Registration Statement.

Beijing   Hong Kong   Houston   London   Los Angeles   Munich   New York   Palo Alto   San Francisco   Shanghai   Washington, D.C.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto (other than the Registrants) and the due authorization, execution and delivery of all documents by the parties thereto (other than the Registrants). As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrants and others.

Our opinion expressed below is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) or (iii) other commonly recognized statutory and judicial constraints on enforceability including statutes of limitations.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that, when (i) the Registration Statement becomes effective, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes and the Guarantees have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to holders of the Old Notes in exchange for the Old Notes and the guarantees related thereto, the Exchange Notes will be validly issued and binding obligations of the Issuer and the Guarantees will be validly issued and binding obligations of the Guarantors.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.01 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Our advice on every legal issue addressed in this letter is based exclusively on the law of the States of California, Texas, Delaware and New York or the federal law of the United States. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. For purposes of our opinion with respect to the Minnesota Guarantor, the Oregon Guarantor and the Vermont Guarantor, we have assumed, without conducting any research or investigation with respect thereto, that such Guarantors are validly existing and have the corporate, limited liability company or limited partnership power and authority, as applicable, to execute and deliver the Indenture and to perform their obligations thereunder, including their Guarantees of the Exchange Notes. With respect to such matters, we understand that there have been filed with the Commission as exhibits to the Registration Statement opinions of: (i)  Stinson Leonard Street LLP, with respect to the Minnesota Guarantor; (ii) Perkins Coie LLP, with respect to the Oregon Guarantor; and (iii) Paul Frank + Collins P.C., with respect to the Vermont Guarantor. We have made no investigation of, and do not express or imply an opinion on, the laws of such states. This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future. Our opinion herein regarding Delaware law is limited solely to our review of provisions of the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware and the Delaware Revised Uniform Limited Partnership Act; our opinion herein regarding Texas law is limited solely to our review of provisions of the Texas Business Organizations Code; our opinion herein regarding New York law is limited solely to our review of provisions of the New York Business Corporations Law; and our opinion herein regarding California law is limited solely to our

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review of provisions of the California Revised Uniform Limited Liability Company Act (including the statutory provisions, all applicable provisions of the Delaware, Texas, New York and California constitutions and reported judicial decisions interpreting the foregoing), without our having made any special investigation as to the applicability of another statute, law, rule or regulation. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion after the date of effectiveness of the Registration Statement should the present federal laws of the United States or the laws of the States of California, Texas, Delaware or New York be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Sincerely,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP

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Exhibit A

Delaware Guarantors

Allied Home Warranty GP LLC

Arthur Kill Power LLC

Astoria Gas Turbine Power LLC

Bayou Cove Peaking Power, LLC

Cabrillo Power I LLC

Cabrillo Power II LLC

Carbon Management Solutions LLC

Clean Edge Energy LLC

Conemaugh Power LLC

Connecticut Jet Power LLC

Cottonwood Development LLC

Cottonwood Energy Company LP

Cottonwood Generating Partners I LLC

Cottonwood Generating Partners II LLC

Cottonwood Generating Partners III LLC

Cottonwood Technology Partners LP

Devon Power LLC

Dunkirk Power LLC

El Segundo Power, LLC

El Segundo Power II LLC

Energy Alternatives Wholesale, LLC

Energy Plus Holdings LLC

Energy Plus Natural Gas LP

Everything Energy LLC

GCP Funding Company, LLC

Green Mountain Energy Company

Green Mountain Energy Company (NY COM) LLC

Green Mountain Energy Company (NY RES) LLC

Gregory Partners, LLC

Gregory Power Partners LLC

Huntley Power LLC

Independence Energy Alliance LLC

Independence Energy Group LLC

Independence Energy Natural Gas LLC

Indian River Operations Inc.

Indian River Power LLC

Keystone Power LLC

Louisiana Generating LLC

Meriden Gas Turbines LLC

Middletown Power LLC

Montville Power LLC

NEO Freehold-Gen LLC

NEO Power Services Inc.

New Genco GP, LLC

Norwalk Power LLC

NRG Advisory Services LLC

NRG Affiliate Services Inc.

NRG Artesian Energy LLC

NRG Arthur Kill Operations Inc.

NRG Astoria Gas Turbine Operations Inc.

NRG Bayou Cove LLC

NRG Business Services LLC

NRG Cabrillo Power Operations Inc.

NRG California Peaker Operations LLC

NRG Cedar Bayou Development Company, LLC

NRG Connected Home LLC

NRG Connecticut Affiliate Services Inc.

NRG Construction LLC

NRG Curtailment Solutions Holdings LLC f/k/a NRG Curtailment Solutions LLC

NRG Development Company Inc.

NRG Devon Operations Inc.

NRG Dispatch Services LLC

NRG Distributed Generation PR LLC

NRG Dunkirk Operations Inc.

NRG ECOKAP Holdings LLC

NRG El Segundo Operations Inc.

NRG Energy Efficiency-L LLC

NRG Energy Efficiency-P LLC

NRG Energy Labor Services LLC

NRG Energy Services Group LLC

NRG Energy Services International Inc.

NRG Energy Services LLC

NRG Generation Holdings Inc.

NRG Greenco LLC

NRG Home & Business Solutions LLC

NRG Home Solutions LLC

NRG Home Solutions Product LLC

NRG Homer City Services LLC

NRG HQ DG LLC

NRG Huntley Operations Inc.

NRG Identity Protect LLC

NRG Ilion Limited Partnership

NRG Ilion LP LLC

NRG International LLC

NRG Maintenance Services LLC

NRG Mextrans Inc.

NRG MidAtlantic Affiliate Services Inc.

NRG Middletown Operations Inc.

NRG Montville Operations Inc.

NRG New Roads Holdings LLC

NRG North Central Operations Inc.

NRG Northeast Affiliate Services Inc.

NRG Norwalk Harbor Operations Inc.

NRG Operating Services, Inc.

NRG Oswego Harbor Power Operations Inc.

NRG PacGen Inc.

NRG Power Marketing LLC

NRG Reliability Solutions LLC

NRG Renter’s Protection LLC

NRG Retail LLC

NRG Retail Northeast LLC

NRG Rockford Acquisition LLC

NRG Saguaro Operations Inc.

NRG Security LLC

NRG Services Corporation

NRG SimplySmart Solutions LLC

NRG South Central Affiliate Services Inc.

NRG South Central Generating LLC

NRG South Central Operations Inc.

NRG SPV #1 LLC

NRG Texas C&I Supply LLC

NRG Texas Holding Inc.

NRG Texas LLC

NRG Texas Power LLC

NRG Unemployment Protection LLC

NRG Warranty Services LLC

NRG West Coast LLC

NRG Western Affiliate Services Inc.

O’Brien Cogeneration, Inc. II

Oswego Harbor Power LLC

RE Retail Receivable LLC

Reliant Energy Northeast LLC

Reliant Energy Power Supply LLC

Reliant Energy Retail Holdings LLC

Reliant Energy Retail Services LLC

RERH Holdings LLC

Saguaro Power LLC

Somerset Operations Inc.

Somerset Power LLC

Texas Genco Financing Corp.

Texas Genco LP, LLC

Texas Genco Operating Services LLC

US Retailers LLC

Vienna Operations Inc.

Vienna Power LLC

WCP (Generation Holdings) LLC

West Coast Power LLC

Exhibit B

California Guarantor

Eastern Sierra Energy Company LLC

Exhibit C

New York Guarantors

Ace Energy, Inc.

BidURenergy, Inc.

NRG Curtailment Solutions, Inc. f/k/a Energy Curtailment Specialists, Inc.

Exhibit D

Texas Guarantor

Allied Warranty LLC

Cirro Energy Services, Inc.

Cirro Group, Inc.

Energy Choice Solutions LLC

Forward Home Security, LLC

Langford Wind Power, LLC

NRG Home Services LLC f/k/a Lone Star A/C & Appliance Repair, LLC

NRG South Texas LP

Texas Genco GP, LLC

Texas Genco Holdings, Inc.

Texas Genco Services, LP

Exhibit E

Minnesota Guarantor

NEO Corporation

Exhibit F

Oregon Guarantor

ONSITE Energy, Inc.

Exhibit G

Vermont Guarantor

Energy Protection Insurance Company